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                                                                    EXHIBIT 23.1

                               CONSENT OF KPMG LLP

Board of Directors
The Sports Club Company, Inc.



        We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on June 10, 1999, by The Sports Club Company, Inc. (the "Company") of our report dated February 19, 1999, included in the Company's annual report on Form 10-K for the year ended December 31, 1998 and to the reference to our firm under the heading "Experts."


                                        /s/ KPMG LLP
                                        ------------------------------




Los Angeles, California
June 9, 1999